Exhibit 99.1

Press Release

Financial and Investor Contact:
Eric Slusser 770-951-6101 eric.slusser@gentiva.com
or            John Mongelli
                770-951-6496
                john.mongelli@gentiva.com

Media Contact:
Scott Cianciulli Brainerd Communicators 212-986-6667 cianciulli@braincomm.com

Gentiva® Health Services Announces
Credit Agreement Amendment

Atlanta, GA, November 28, 2011 – Gentiva Health Services, Inc. (Nasdaq: GTIV) announced today that it obtained an amendment to its senior secured credit agreement to increase financial covenant flexibility in the fourth quarter of 2011.

As a result of the amendment, the Company modified the definition of Consolidated EBITDA to add-back the full costs associated with the Company’s cost realignment and operating losses associated with branches scheduled to be closed or sold during the fourth quarter of 2011. Additionally, the amendment allows the Company to maintain its consolidated leverage ratio at or less than 4.75 to 1.00 through December 31, 2011.

Interest rates applicable to borrowings under the Credit Agreement were unaffected by this amendment.  Gentiva has agreed to pay certain fees in connection with this amendment, including a consent fee to each lender approving the amendment in an amount equal to 0.25% of its respective term loans and revolving credit commitments under the Credit Agreement.

This amendment represents the first part of a two-part strategy which is intended to provide flexibility through the next few years as the Company works with its lenders to reset its financial covenants to reflect a more difficult reimbursement environment.

3350 Riverwood Parkway, Suite 1400, Atlanta, GA 30339

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation’s largest provider of home health and hospice services based on revenue, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. In August 2010, Gentiva acquired Odyssey HealthCare, Inc., one of the largest providers of hospice care in the United States. GTIV-G

Forward-Looking Statement
Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; the Company’s ability to effectively integrate Odyssey’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; ability to maintain compliance with its financial covenants under the Company’s credit agreement; effect on liquidity of the Company's debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission, including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 31, 2010 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2011.

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